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                                TAUBER & BALSER, P.C.
                             Certified Public Accountants
                              3340 Peachtree Road, N.E.
                                  Atlanta, GA 30326


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation in the Registration Statement on Form S-8 dated June 11, 1997, of Global TeleMedia International, Inc. of our report dated April 8, 1997 included, in the 1996 Annual Report of Global TeleMedia International, Inc., on Form 10-KSB.





Tauber & Balser, P.C.
Atlanta, Georgia
June 11, 1997